PNC REAL ESTATE(logo)	MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, Steven W. Smith, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule Ihereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.	A review of the Servicer’s activities during the calendar year 2016 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and
2.	To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: March 1, 2017

PNC Bank, National Association
d/b/a Midland Loan Services

/s/ Steven W. Smith
Steven W. Smith
Executive Vice President

Member of The PNC Financial Services Group

10851 Mastin Boulevard Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland

Schedule I
Morgan Stanley Capital I, Inc.
Recipient Role	Deal Name	Series Number	Midland Role
Depositor	Morgan Stanley Capital I, Inc.	Series 2007-IQ15	Primary Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2011-C3	Special Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2012-C4	Special Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2012-C5	Primary Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2012-C5	Special Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2012-C6	Special Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2013-C7	Master and Special Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2013-C9	Master and Special Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2013-C10	Master and Special Servicer
Master and Special Servicer of the Milford Plaza Fee loan under the MSBAM 2013-C9 PSA.
Special Servicer of the Mall at Tuttle Crossing loan under the MSBAM 2013-C11 PSA
Depositor	Morgan Stanley Capital I, Inc.	Series 2013-C12	Special Servicer
Master and Special Servicer of the Burnham Center loan under the MSBAM 2013-C10 PSA.
Special Servicer of the Westfield Countryside loan under the MSBAM 2013-C11 PSA
Depositor	Morgan Stanley Capital I, Inc.	Series 2014-C14
Special Servicer of the AmericasMart loan under the WF-RBS 2013-C18 PSA.
Depositor	Morgan Stanley Capital I, Inc.	Series 2014-C15	Special Servicer
Special Servicer of the AmericasMart loan serviced the WF-RBs 2013-C18 PSA.
Depositor	Morgan Stanley Capital I, Inc.	Series 2014-C16
Special Servicer of the Arundel Mills & Marketplace and LaConcha Hotel & Tower loans under the MS 2014-C15 PSA.
Depositor	Morgan Stanley Capital I, Inc.	Series 2015-C20	Master Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2015-C21	Master Servicer
Master Servicer of the Discovery Business Center under the MSBAM 2015-C20 PSA.
Depositor	Morgan Stanley Capital I, Inc.	Series 2015-C22	Special Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2015-C23
Master and Special Servicer (from 7/8/15) of the TKG 3 Retail Portfolio under the MS 2015-MS1 PSA.
Master and Special Servicer of the US StorageMart Portfolio under the CGBAM 2015-SMRT PSA
Special Servicer of the Hilton Garden Inn W 54th loan under the MSBAM 2015-C22 PSA.
Depositor	Morgan Stanley Capital I, Inc.	Series 2015-MS1	Master and Special Servicer
Special Servicer of the Hilton Garden Inn W 54th, Waterfront at Port Chester, 300 South Riverside loans under the MS 2015-C22 PSA.
Depositor	Morgan Stanley Capital I, Inc.	Series 2015-C24	Special Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2015-C26	Special Servicer
Special Servicer of the 535-545 Fifth Avenue and the Coastal Equities Retail Portfolio under the MSBAM 2015-C24 PSA.
Special Servicer of the Herald Center loan under the MSBAM 2015-C25 PSA
Depositor	Morgan Stanley Capital I, Inc.,	Series 2015-XLF2	Master and Special Servicer

Schedule I
Morgan Stanley Capital I, Inc.
Recipient Role	Deal Name	Series Number	Midland Role
Depositor	Morgan Stanley Capital I, Inc.	Series 2015-UBS8	Master Servicer
Master Servicer of the Cape May Hotel and Charles River Plaza North loans under the CSAIL 2015-C3 PSA.
Master Servicer of the WPC Department Store loan under the BACM 2015-UBS7 PSA
Primary Servicer of the Gulfport Premium Outlets loan under the MSBAM 2016-C29 PSA.
Depositor	Morgan Stanley Capital I, Inc.	Series 2015-C27
Special Servicer of the Herald Center loan serviced under the BACM 2015-C25 PSA.
Special Servicer of the 535-545 Fifth Ave loan serviced under the MS 2015-C24 PSA
Depositor	Morgan Stanley Capital I, Inc.	Series 2016-UBS9
Master Servicer of the Grove City Premium Outlets, Ellenton Premium Outlets, 525 Seventh Ave loans serviced under the MS 2016-UBS8 PSA.
Primary Servicer of the Gulfport Premium Outlets loan under the MSBAM 2016-C29 PSA.
Master Servicer of the Twenty Ninth Street Retail loan under the GSM 2015-GS2 PSA.
Depositor	Morgan Stanley Capital I Inc.	Series 2016-C29
Depositor	Morgan Stanley Capital I, Inc.	Series 2016-C29	Primary Servicer
Master Servicer of the Grove City Premium Outlets loan under the MSC 2016-UBS8 PSA.
Depositor	Morgan Stanley Capital I, Inc.	Series 2016-UBS11	Master Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2016-C30
Master Servicer of the Columbus Center loan under the CGCMT 2016-P5 PSA.
Depositor	Morgan Stanley Capital I, Inc.	Series 2016-BNK2
Master Servicer of The Orchard loan under the MS 2016-UBS12 PSA.
Depositor	Morgan Stanley Capital I Inc.	Series 2016-UBS12	Master Servicer